EXHIBIT 3(i)

                            ARTICLES OF INCORPORATION
                                       OF
                            PAPAYA U.S.A. CORPORATION

We the undersigned natural person of the age of twenty-one years or more acting as incorporators under the South Dakota Business Corporation Act, adopt the following Articles of Incorporation for such corporation.

                                       I.

         The name of the corporation is Papaya U.S.A. Corporation.

                                       II.

         The period of its duration is perpetual.

                                      III.

         The purpose or purposes for which the corporation is organized are

        (1) To act as distributor, representative, licensee, producer, manufacturer, bottler or agent as such, to establish marketing companies, directly or by contract to establish advertising companies, warehouses, product lines, trucking lines direct or under contract, to establish retail and wholesale operations of international and interstate commerce.

        (2) The corporation hereby formed shall have power to purchase lease, or otherwise acquire by bequest, devise, gift or other means, and to hold, own, manage, or develop, and to mortgage, hypothecate deed in trust, sell, convey, exchange, option, sub-divide, or otherwise dispose of real and personal property of every class and description and any estate or interest therein, as may be necessary or convenient for the proper conduct of the affairs of the corporation, without limitation as to amount or value, in any of the states, districts, or territories of the United States and in any and all foreign countries, subject to the laws of such States, districts, territories, or countries.

        (3) To finance, erect, construct, maintain, improve, rebuild, enlarge, alter, manage, and control, directly or through ownership (if stock in any corporation, any and all kinds of buildings, houses, stores, offices, shops, warehouses, factories, mills, machinery, and plants, and any and all other structures and erections that may at anytime be necessary, useful, or advantageous for the purposes of the corporation.

        (4) To incur obligations and debts and borrow money, either upon or without security, from any person, firm or corporation, for any purpose or object in or about its business or affairs or purposes, without limitation as to amount, and to cause the payment of money and of debts in any lawful manner, including, but not limited to, the issuance and sale or other disposition of bonds, obligations, negotiable and transferable instruments and evidence of indebtedness of all kinds whether secured by hypothecation of property or otherwise to mortgage, pledge, make deeds of trust, create lien upon, or otherwise to alienate, or hypothecate any or all of the real estate and personal property and things of value of the corporation as security for the payment of debts.

        (5) To organize or cause to be organized under the laws of any state, district, territory, province or government, a corporation or corporations for the purpose of accomplishing any or all of the objects for which this corporation is organized and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated, to subscribe or to cause to be subscribed for and to purchase or otherwise acquire, hold, sell, assign, transfer, mortgage, pledge, exchange distribute, and otherwise dispose of, the whole or any part of the shares of the capital stock, bonds coupons, preferred stock mortgages, deeds of trust, debentures, securities, obligations, evidences of indebtedness, notes, good will, rights, assets, and property of any and every kind, or any part thereof, of any other corporation or corporations, or associations, including, but not limited to, banking corporations now or hereafter existing and whether or not created by the laws of the State of South Dakota; to operate, manage, and control such properties or any of them either in the name of such corporation or corporations or in shares of capital stock. to exercise all the rights, powers and privileges of ownership of every kind and description, including the right to vote thereon with power to designate some persons for that purpose from time to time to the same extent as natural persons might or could do; to purchase hold, acquire, sell, exchange, transfer pledge, hypothecate, or otherwise deal in shares of this corporation's own capital stock, bonds or other obligations from time to time to such an extent and in such manner and upon such terms as its Board of Directors shall determine at the delegation of such power to the Board of Directors by the shareholders.

        (6) To issue capital stock of this corporation in payment for real or personal property, services, or any other right. or thing of value, for the uses and purposes of the corporation, and when so issued such stock shall become and be fully paid, and the same as though paid for in cash at par and the Directors shall be the sole judges of the value of any property, services, rights, or things acquired in exchange for capital stock.

        (7) Without limitation or restriction either by or upon the foregoing specified powers and purposes, to own buy, hold, acquire by conveyance, instruments of transfer, contract, lease, royalty arrangement, license, permit, option, franchise, grant, assignment, gift, divise, bequeath or otherwise, by any lawful means any real or personal property or thing of value of any character, and to sell, convey, use, operate, trade, rent, pledge, mortgage, transfer. hypothecate, alienate, or dispose of the same, and to build, construct, install, erect and operate buildings, structures terminals, garages, stations. stores, warehouses, bottling companies, distribution centers, sales routes, improvements, and facilities, equipment and appliances, machinery and installations of any kind, to further the purposes of this corporation and as may be incidental, necessary or convenient in connection with its business, or to carry on any other business which may seem to this corporation capable of being convenient in connection with its business, or to carry on any other business which may seem to this corporation capable of being conveniently carried on in connection with its business or calculated directly or indirectly to enhance the value of or render possible any of the corporation's property or rights.

        (8) To do each and every thing necessary, suitable, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or which shall at any time be conducive to or expedient for the protection or benefit of this corporation. The purposes specified herein shall he construed both as purposes and powers and shall be in no way limited or restricted by reference to or inference from, the terms of any other clause in this or any other article, but the purposes or powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of the specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the general power of this corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

        (9) And to have any and all powers set forth above as fully as natural persons whether as principals, agents, trustees, or otherwise.

        (10) And for any other lawful purpose.

                                       IV.

        The number of shares that the corporation shall have authority to issue, shall be and is Two Million Five Hundred Thousand (2,500,000) shares of common stock of One Cent ($0.01) par value each. Said stock, when issued, shall be fully paid and non-assessable.

                                       V.

        Before the can be a valid sale or transfer of any of the shares of the corporation by any holder, he shall first offer the shares to the corporation and then to the other holders of shares in the following manner:

             (a) The offering shareholder shall deliver a notice in writing by mail, or otherwise to the Secretary of the corporation stating the price, terms, and conditions of the proposed sale or transfer, the number of shares to be sold or transferred, and his intention so to sell or transfer these shares. Within thirty (30) days thereafter, the corporation shall have the prior right to purchase all of the shares so offered at the price and upon the terms and conditions stated in the notice. Should the corporation fail to purchase all of these shares, at the expiration of said thirty (30) day period, or prior thereto upon the determination of the corporation to purchase none or only a portion of such shares so offered, the Secretary of the corporation shall, within five (5) days thereafter, mail or deliver to each of the other shareholders a notice setting forth the particulars concerning said shares not so purchased by the corporation described in the notice received from the offering shareholder. The other shareholders shall have the right to purchase all of the shares specified in said Secretary's notice by delivering to the Secretary by mail or otherwise a written offer or offers to purchase all or any specified number of such shares upon the terms so described in the Secretary's notice if such offer or offers are so delivered to the Secretary within fifteen (15) days after mailing or delivering such Secretary's notice to such other shareholders. if the total number of shares specified in such offers so received within such period by the Secretary exceeds the number of shares referred to in such Secretary's notice, each offering shareholder shall be entitled to purchase such proportion of the shares referred to in said notice to the Secretary, as the number of shares of this corporation, which he holds, bears to the total number of shares held by all such shareholders desiring to purchase the shares referred to in said notice to the Secretary.

        (b) If all of the shares referred to in said notice to the Secretary are not disposed of under apportionment, each shareholder desiring to purchase shares in a number in excess of his proportionate share, as provided above, shall be entitled to purchase such proportion of those shares which remain thus indisposed of, as the total number of shares which he holds bears to the total number of shares held by all of the shareholders desiring to purchase shares in excess of those to which they are entitled under such apportionment.

        (c) If none or only a part of the shares referred to in said notice to the Secretary are purchased, as aforesaid, by the corporation or in accordance with offers made by other shareholders within said fifteen (15) day period, the shareholder desiring to sell or transfer shall not be obligated to accept any such offers from the corporation or from one or more of the other shareholders and may dispose of all of the shares of stock referred to in said notice to any person or persons, provided, however, that he shall not sell or transfer such shares at a lower price or on terms more favorable to the purchaser or transferee than those specified in said notice to the Secretary.

        (d) Any sale or transfer or purported sale or transfer of the shares of the corporation shall be null and void unless the terms, conditions and provisions of this article are strictly observed and followed.

                                       VI.

        The corporation will not commence business until consideration of the value of at least One Thousand Dollars ($1,000.00) has been received for the issuance of shares.

                                      VII.

        The address of the corporation's registered office is 2141 Maywood Drive, City of Rapid City, County of Pennington, State of South Dakota, 57701. The mailing address is P.O. Box 8389 Rapid City SD 57709 and the name of the registered agent at such address is Omar Barrientos.

                                      VIII.

        The number of directors of this corporation shall be established by the By-Laws of the corporation The number of directors constituting the initial Board of Directors of the corporation is two (2) and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successor is elected and shall qualify is:

         NAME                               ADDRESS

         Omar Barrientos                    2141 Maywood Drive, City of Rapid.
                                            Rapid City, SD 57701

         David Sickels                      504 McMillan
                                            Holdrege, NE 68949

        The number of directors may hereafter be fixed by the By-Laws of the corporation. A director need not be a shareholder of this corporation.

                                       IX.

        The By-Laws of the corporation shall be amended only by the affirmative vote of a majority of the stockholders.

                                       X.

        The names and addresses of the incorporators are as follows:

         NAME                               ADDRESS

         Omar Barrientos                    2141 Maywood Drive, City of Rapid.
                                            Rapid City, SD 57701

         NAME                               ADDRESS

         Isabel Barrientos                  2141 Maywood Drive, City of Rapid.
                                            Rapid City, SD 57701

                                       XI.

        No shareholder shall be liable for the debts of the corporation in any amount greater than the amount remaining unpaid on the capital stock for which he has subscribed.

                                      XII.

        The corporation insofar as permitted by law, may indemnify any and all of its Directors or officers or both, or former Directors or officers, of any person who may have served at its request as a Director or officer of another corporation in which this, corporation owns shares of capital stock, or of which it is a creditor, against any liabilities arising and in connection therewith expenses actually and necessarily incurred by them with the defense of any claim, action, suit or proceedings, civil or criminal, which they or any of them are made parties or a party, by reason of being or having been such Director or officer, except in relation to matters as to which any such Director officer shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall be deemed to be exclusive of any other rights to which those indemnified may be entitled, under any by law, agreement, vote of shareholders or otherwise.

 IN TESTIMONY WHEREOF, we have set our hands and seals this 9th day of Aug. 1990

        /s/ Omar Barrientos                 /s/  Isabel Barrientos
         Omar Barrientos                    Isabel Barrientos

        STATE OF SOUTH DAKOTA
        COUNTY OF PENNINGTON


                  On this the 9th day of August, 1990, before me, the undersigned officer, personally appeared Omar Barrientos and Isabel Barrientos, known to me or satisfactorily proven to be the persons whose names are subscribed to the within instrument and acknowledged that they executed the same for the purposes therein contained.


                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                  /s/
             Notary Public, South Dakota
             My Commission Expires July 21, 1991

                                     (SEAL)

RETURN TO
SECRETARY OF STATE
STATE CAPITOL
500 E. CAPITOL                  ARTICLES OF AMENDMENT
PIERRE, SD 57501-5070                 TO THE
605-773-4845                  ARTICLES OF INCORPORATION

         Pursuant to the provisions of SDCL 47-2-9, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.       The name of the corporation is PAPAYA U.S.A. CORPORATION

2. The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on October 28, 1993 in the manner prescribed by the South Dakota Corporation Acts:
                                       OR
No shares have been issued and the following amendment was adopted by the Board of Directors on 19--.

     Approved Amendments by shareholders as follows:

         Article one (1) above:
               Change of name of the corporation from Papaya U.S.A. Corporation to: U.S.A. SUNRISE BEVERAGES, INC.

         Approved increase of authorized stock it can issue from present 3,000,000 shares to: 10,000,000 (ten million) shares.

         Therefore it is approved to change the name of the corporation to U.S.A. SUNRISE BEVERAGES, INC. and,

         It is approved to increase authorized stock it can issue to 10,000,000 shares, with par value of $0.01 cents.

                              Filed this 4th day of
                                    Nov. 1993
                               /s/ Joyce Hazeltine
                               Secretary of State

3. The number of shares of the corporation outstanding at the time of such amendment was 3,000,000 and the number of shares entitled to vote thereon was 3,000,000.

4. The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class:     Common                   Number of shares:3,000,000

5. The number of shares voted for such amendment was 2,850,000. The number of shares voted against such amendment was 150,000 (not voted)

The number of shares of each class entitled to vote thereon as a class voted for and against such amendment was:

Number of shares: 3,000,000
Class:   Common        For: 2,850,000      Against  0

RETURN TO
SECRETARY OF STATE
STATE CAPITOL
500 E. CAPITOL                  ARTICLES OF AMENDMENT
PIERRE, SD 57501-5070                 TO THE
605-773-4845                  ARTICLES OF INCORPORATION

         Pursuant to the provisions of SDCL 47-2-9, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1. The name of the corporation is U.S.A. Sunrise Beverages, Inc.  DB-029741

2. The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on September 5, 1995 in the manner prescribed by the South Dakota Corporation Acts:
                                       OR
No shares have been issued and the following amendment was adopted by the Board of Directors on 19--.

     Approved Amendments by shareholders as follows:

       Approved to amend the articles of incorporation. Approved to be authorized and amend the stock it can issue. Approved to have the authority to issue 500,000 Five Hundred Thousand) of Series A, preferred stock, Therefore it is approved to have the authority to issue such preferred Series A , Preferred stock, which will have the same value as to par value of $0.01, with no voting rights, except with respect to certain matters required by South Dakota General Corporation Law.

                             Filed this 26th day of
                                    Dec. 1995
                               /s/ Joyce Hazeltine
                               Secretary of State

3. The number of shares of the corporation outstanding at the time of such amendment was 6,211,730 and the number of shares entitled to vote thereon was 6,211,730. 4. The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows: Class: Common Number of shares:6,211,730.

5. The number of shares voted for such amendment was 4,601,460. The number of shares voted against such amendment was None. The number of shares of each class entitled to vote thereon as a class voted for and against such amendment was:
Number of shares:

Class:    Common        For: 4,601,460  Against  None
          Common             1,610,270  Absent (not voted)

6. The manner, if not set forth in such amendment, in which any exchange, reclassification or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

7. The manner in which such amendment effects a change in the amount of stated capital, and a statement expressed in dollars, of the amount of stated capital as changed by such amendment.

     Present stated common stock stated capital $ 62,117.00
     When issued, series A preferred stock inc. stated cap.  5,000.00 (increase)

To be signed in the presence of a notary public by either the chairman of the Board of directors, or by the president or any other officer.

Dated 12-6, 1995                                     /s/ Omar Barrientos
                                                              President
State of Pennington
County of South Dakota

On this 6 day of Dec 1995 before me personally appeared Omar Barrientos, known to me, or proved to me, to be the president of the corporation that is described in and that executed the within instrument and acknowledged to me that such corporation executed same.

Notarial Seal

13 June 2003                                         /s/ Earl Llewellyn
My Commission Expires:                               Notary Public

FILING FEE:  $20

1. Please list EXACT corporate name in number one.
2. Complete  signatures and titles of the officers  signing for the corporation.
3. Complete notary verification.

AN ORIGINAL and ONE EXACT COPY of the Articles of Amendment must be submitted

RETURN TO
SECRETARY OF STATE
STATE CAPITOL
500 E. CAPITOL                  ARTICLES OF AMENDMENT
PIERRE, SD 57501-5070                 TO THE
605-773-4845                  ARTICLES OF INCORPORATION

         Pursuant to the provisions of SDCL 47-2-9, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:
1. The name of the corporation is U.S.A. Sunrise Beverages, Inc. (Former Papaya USA Corporation)

2. The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on 1/4/93 in the manner prescribed by the South Dakota Corporation Acts:
                                       OR
No shares have been issued and the following amendment was adopted by the Board of Directors on 19--.

     Article V of the Articles of Incorporation was and is repealed and deleted

         Please see attached

         Article IX of the Articles of Incorporation is ammended as follows:

         Please see attached

                             Filed this 13th day of
                                    Aug. 1997
                               /s/ Joyce Hazeltine
                               Secretary of State

3. The number of shares of the corporation outstanding at the time of such amendment was 1,457,000 and the number of shares entitled to vote thereon was 1,457,000.
4. The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:
Class:     Common                   Number of shares:1,457,000

5. The number of shares voted for such amendment was 1,457,000. The number of shares voted against such amendment was 0. The number of shares of each class entitled to vote thereon as a class voted for and against such amendment was:
Number of shares:

Class:   Common Stock           For: 1,457,000  Against  0
                                Absent 5,
 6. The manner, if not set forth in such amendment, in which any exchange, reclassification or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

                                       N/A

7. The manner in which such amendment effects a change in the amount of stated capital, and a statement expressed in dollars, of the amount of stated capital as changed by such amendment.

                                       N/A

To be signed in the presence of a notary public by either the chairman of the Board of directors, or by the president or any other officer.

Dated 07/28, 1997                                    /s/ Omar Barrientos
                                                         President

State of South Dakota
County of Pennington

On this 28 day of July 1997 before me Douglas M. Schmit personally appeared Omar Barrientos, known to me, or proved to me, to be the President of the corporation that is described in and that executed the within instrument and acknowledged to me that such corporation executed same.

Notarial Seal

10/24/2004                              /s/ Douglas M. Schmit
My Commission Expires:                      Notary Public

FILING FEE:  $20

1. Please list EXACT corporate name in number one.
2. Complete  signatures and titles of the officers  signing for the corporation.
3. Complete notary verification.

AN ORIGINAL and ONE EXACT COPY of the Articles of Amendment must be submitted.

AMENDMENTS TO ARTICLES OF INCORPORATION ADOPTED AT A SHAREHOLDER'S MEETING ON JANUARY 4, 1993

Article v, (a),(b),(c),(d) of the Articles of Incorporation is hereby by duly Resolution of stockholders repealed and replaced as follows:

Except for duly made shareholder's agreement between the company and a stockholder/employee/director or other entity, and which agreement is governed by the terms of said shareholder's agreement, any transfer or sale of stock by a stockholder may, at the discretion of the Board or under legal counsel be rejected by the company. Further the company reserves the right to reject any purchase/transfer directly of indirectly from any entity or individual of company's stock or transfer of stock. For transfers of stock to be considered valid, the company, at its option may request a binding legal opinion of counsel, establishing that such transfer or assignment complies with law. Any and all costs of such an opinion shall entirely be borne by the party effecting the transfer without regards of acceptance or rejection by the company of such transfers or assignments. All transfers/assignments shall establish a consideration or agreement between the parties of transfer. All transfers/assignments shall be evidenced by a transfer/assignment document from transferor and company may request at any time a document letter from beneficiary (receiver) of transfer establishing whether or not the company has or has not received any direct consideration for the stock transferred. In the event that no direct investment or consideration from beneficiary has been received by company, receiver of stock transferred shall be required to state:
"The assignment or transfer of shares constitutes a transfer of personally owned shares by the assignor and not a direct investment on the company. The company shall be held harmless of any consequential damages or liabilities other than perfecting the enclosed assignment in compliance thereof". All stock certificates issued by the company shall be subject to proper compliance in the event of any dispute between transferor/assignor and/or assignee/transferee. Company shall not be made a part of any disputes between the parties of a transfer. Any disputed transfer shall be held pending by the company until documents to perfect the transfer on books of the company have been received in satisfaction to legal counsel of company. All certificates issued by company to a third party shall be considered pending and registered only to the name under the underlying certificate of original owner of shares on record.

Article IX of the Articles of Incorporation is hereby amended by duly resolution of the majority of stockholders as set for in records of a special stockholders and Board meeting on January 4, 1993, as follows:

The Board of Directors of Papaya U.S.A. Corporation have the authority granted to amend, alter, add to, repeal, rescind or change in any other way any and all of the Bylaws of this Corporation as the Board of Directors shall deem fit and proper, and such authority shall not require either any action or consent by of from the shareholders of the Corporation. The shareholders are to retain the right to revoke the above grant of authority to the directors. Such revocation shall be made by a resolution adopted by the holders of a majority of the Corporation's stock entitled to vote at a duly convened meeting of shareholders. Unless and until such revocation action is taken by the shareholders, the shareholders shall not exercise their power, under Articles of the Bylaws to amend, alter, add to, repeal, rescind or change in any way the Bylaws of Papaya U.S.A. Corporation

/s/ Omar Barrientos
President

                         U.S.A. Sunrise Beverages, Inc.

                                 {Graphic Omitted}

                             Filed this 26th day of
                                    Dec. 1995
                               /s/ Joyce Hazeltine
                               Secretary of State

July 28, 1997

Joyce Hazeltine
Secretary of State
State Capitol
500 E. Capitol
Pierre, SD 57501-5070

RE:      Correction: Articles of Correction

Enclosed please find a copy of an amendment to the articles of incorporation, of which we request a correction.

The amendment is for the Series A, Preferred stock, and in mistake reads: with no voting rights. It should be corrected to read:

Therefore it is approved to have the authority to issue such preferred series A, Preferred Stock, which will have the same value as to par value of $0.01 with voting rights and with respect to certain matters required by South Dakota General Corporation Law.

Respectfully,

/s/ Omar Barrientos
President

STATE OF SOUTH DAKOTA
                          SS.
COUNTY OF LAWRENCE

         On this the 28 day of July, 1997, before me, the undersigned officer, personally appeared Omar Barrientos known to me or satisfactorily proven to be the President of the corporation that is described in and that executed the within instrument and acknowledged that such corporation executed same.

                                            /s/ Douglas M. Schmit
                                                Notary Public
                                                My Commission Expires 10/24/2004

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